Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC ANNOUNCES AN INCREASE IN ITS STOCK REPURCHASE PROGRAM

Fort Wayne, IN – February 21, 2023 – Franklin Electric Co., Inc. (NASDAQ: FELE) announced today that its Board of Directors approved a 1,000,000 share increase to its stock repurchase program. This is in addition to the approximately 216,000 shares that remain authorized for repurchase under the existing stock repurchase program.

“We are pleased to increase our share repurchase authorization, which is enabled by our consistent operational performance and our healthy financial position. This announcement also reflects the Board of Directors’ confidence in our business strategy and our long-term growth opportunities. We remain committed to allocating capital to profitable growth initiatives and returning capital to our shareholders through dividends and share repurchases,” commented Gregg Sengstack, Franklin Electric’s Chairperson and CEO.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.